Exhibit 99.1



eMAGIN ANNOUNCES RESULTS OF ANNUAL MEETING

         Hopewell Junction, NY, July 19 /PRNewswire/ eMagin Corporation (AMEX:EMA), the leader in Organic Light Emitting Diode (OLED) on silicon display technology, today announced the results of the Annual Meeting of shareholders, and reported the highlights of the corporate update given by Gary Jones, chairman, CEO and president of eMagin. The stockholders re-elected the following six directors: Claude Charles, president of Great Tangley Corporation; Gary Jones, president and CEO of eMagin; Ajmal Khan, president and CEO of Verus International Group Limited; N. Dadomar (Dan) Reddy, chairman of the Board, CEO, and president of Alliance Semiconductor; Jack Rivkin, executive vice president of Citigroup Investments, Inc.; and Martin L. Solomon, interim co-CEO of Hexcel Corporation and past chairman, president, and chief executive officer of American Country Holdings, Inc. Stockholders also approved the appointment of Arthur Andersen LLP to audit the company's financial statements and books and records for the year 2001, reincorporation of the company as a Delaware corporation, amendment of the company's 2000 Stock Option Plan, and adoption of the 2001 Employee Stock Purchase Plan.

         In his remarks to shareholders, Gary Jones stated, "Based on cost and performance, we believe our OLED on silicon technology is the best choice for near-to-eye microdisplay applications. eMagin's major technical accomplishments to date include extending display lifetimes, the development of full-color spectrum white OLEDs, integrated color filters directly on the devices, and unique integrated circuit designs embedding interface and drive electronics, to name just a few."

         "The eMagin team has almost limitless energy to create innovations and to execute its plans," continued Jones. "We intend to pursue, with vigor and boldness, strategies designed to make eMagin the leading microdisplay company providing OLED microdisplays and optics. We are focused on providing solutions that help our customers solve real problems or create new products and markets."

         Earlier this week eMagin announced that it has shipped evaluation microdisplays to more than 20 potential customers, who are evaluating the unit for possible inclusion in their products. Some of these have already completed evaluations, and have placed initial orders for later this year.

         Jones added that the company is in discussions to secure additional financing to fund the company's growth as it moves into the production stage. He cited the company's competitive advantages, in addition to its core technology base, as including the co-location of its manufacturing infrastructure within IBM, its strategic alliances, and the optics and design expertise at its subsidiary, Virtual Vision.

About eMagin Corporation

         A leading developer of virtual imaging technology, eMagin Corporation combines integrated circuits, microdisplays, and optics to create a virtual image similar to the real image of a computer monitor or large screen TV. These miniature, high-performance, modules provide access to information-rich text, data, and video which can facilitate the opening of new mass markets for wearable personal computers, wireless Internet appliances, portable DVD-viewers, digital cameras, and other emerging applications. eMagin's intellectual property portfolio of more than 100 patents issued or filed is leveraged by key OLED technology licensed from Eastman Kodak and joint development programs with IBM and Covion, among others. OLEDs are emissive devices (i.e., they create light), as opposed to liquid crystal displays (LCDs) that require a separate light source. OLED devices use less power and are capable of high brightness and color. Because the light they emit appears equally bright from all directions, they are ideal for near to the eye applications since a small movement in the eye does not change the image. According to DisplaySearch, a leading market research firm focusing on the global flat panel display industry, OLED revenues are predicted to reach $3.1 Billion by 2005. eMagin's corporate headquarters and microdisplay operations are co-located with IBM on its campus in East Fishkill, N.Y. Wearable and mobile computer headset/viewer system design and full-custom microdisplay system facilities are located at its wholly owned subsidiary, Virtual Vision, Inc., in Redmond, WA. The company has marketing offices in Santa Clara, CA and Japan. Further information about eMagin and its virtual imaging solutions can be accessed at www.emagin.com (http://www.emagin.com/)

         Note to editors: eMagin is properly spelled beginning with a lower case e.

                           Forward Looking Statements

         This release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

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